                                                                   EXHIBIT 10.12

                                      LEASE


        THIS LEASE is made on the 29th day of September 1994, by and between Los Gatos Business Park (hereinafter called "Lessor") and SCM Microsystems, Inc., a Delaware corporation (hereinafter called "Lessee").

        IN CONSIDERATION OF THE MUTUAL PROMISES HEREIN CONTAINED, THE PARTIES AGREE AS FOLLOWS:

        1. Premises. Lessor leases to Lessee, and Lessee leases from Lessor, upon the terms and conditions herein set forth, those certain Premises ("Premises") situated in the City of Los Gatos, County of Santa Clara, California, as outlined in Exhibit "A" attached hereto and described as follows:
Approximately 5,311 square feet of a larger building located at 131-B Albright Way, Los Gatos, California.

        2. Term. The term of this Lease shall be for Four Years commencing on November 1, 1994 and ending on October 31, 1998, unless sooner terminated pursuant to any provision hereof.

SEE ADDENDUM #1

        3. Rent. Lessee shall pay to Lessor rent for the Premises of three thousand six hundred seventy-five Dollars ($3,675.00) per month in lawful money of the United States of America, subject to adjustment as provided in Section A of this Paragraph. Rent shall be paid without deduction or offset, prior notice, or demand, at such place as may be designated from time to time by Lessor as follows: $3,675.00 shall be paid upon execution of the Lease, which sum represents the amount of the first month's rent. A deposit of $5,577.00 as a Security Deposit shall be made by Lessee and held by Lessor pursuant to Paragraph 5 of this Lease, and shall be paid upon execution of the Lease. If Lessee is not in default or is attempting to cure an existing default, of any provision of this Lease, this sum, without interest thereon, shall be applied toward the rent due for the last month of the term of this Lease or the extended term, pursuant to any extension of the initial term in accordance with the provisions of this Lease. $3,675.00 shall be paid on December 1, 1994, and in advance on the first (1st) day of each succeeding calendar month until August 1, 1995. Rent for any period during the term hereof which is for less than one (1) full month shall be a pro-rata portion of the monthly rent payment. Lessee acknowledges that late payment by Lessee to Lessor of rent or any other payment due Lessor will cause Lessor to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Lessor by the terms of any encumbrance and note secured by any encumbrance covering the Premises. Therefore, if any installment of rent or other payment due from Lessee is not received by Lessor within five (5) days following the date it is due and payable, Lessee shall pay to Lessor an additional sum of ten percent (10%) of the overdue amount as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Lessor will incur by reason of late payment by Lessee. Acceptance of any late charge shall not constitute a waiver of Lessee's default with respect to the overdue amount, nor prevent Lessor from exercising any of the other rights and remedies available to Lessor.

SEE ADDENDUM #2

        If, for any reason whatsoever, Lessor cannot deliver possession of the Premises on the commencement date set forth in Paragraph 2 above, this Lease shall not be void or voidable, nor shall Lessor be liable to Lessee for any loss or damage resulting therefrom; but in such event, Lessee shall not be obligated to pay rent until possession of the Premises is tendered to Lessee and the commencement and termination dates of this Lease shall be revised to conform to the date of Lessor's delivery of possession. In the event that Lessor shall permit Lessee to occupy the Premises prior to the commencement date of the term, such occupancy shall be subject to all of the provisions of this Lease, including the obligation to pay rent at the same monthly rate as that prescribed for the first month of the Lease term.

SEE ADDENDUM #3

[              A. Cost of Living Increase. The rent payable in advance on the first day of each month succeeding , 199 , shall be determined in the following manner: the All Urban Consumer Price Index (all items) for the San Francisco/Oakland Metropolitan Area, published by the United States Department of Labor, Bureau of Labor Statistics ("Index"), which is published most immediately preceding the date of , 199 , shall be compared with the Index published for the date at the commencement of the Lease ("Beginning Index").]

[        If the __________, 199_, Index has increased over the Beginning Index, the monthly rent payable during the _______, 199_, to _________, 199_, period shall be set by multiplying the monthly rent paid for the period from ___________, 199_, to ___________, 199_, by a fraction, the numerator of which is the , 199 , Index and the denominator of which is the Beginning Index. In no event shall the monthly rent as determined by this adjustment be less than the monthly rent immediately prior to such adjustment. On adjustment of the monthly rent as herein provided, Lessor shall notify Lessee in writing of the new monthly rent.]

               B. All taxes, insurance premiums, Outside Area Charges, late charges, costs and expenses which Lessee is required to pay hereunder, together with all interest and penalties that may accrue thereon in the event of Lessee's failure to pay such amounts, and all reasonable damages, costs, and attorney's fees and expenses which Lessor may incur by reason of any default of Lessee or failure on Lessee's part to comply with the terms of this Lease, shall be deemed to be additional rent (hereinafter, "Additional Rent"), and, in the event of non-payment by Lessee, Lessor shall have all of the rights and remedies with respect thereto as Lessor has for the non-payment of monthly installment of rent.

        4.     Option to  Extend Term.

               A. Lessee shall have the option to extend the term on all the provisions contained in this Lease for two one-year periods ("extended term(s)") at an adjusted rental calculated as provided in Subparagraph B below on the condition that:

                      (a) Lessee has given to Lessor written notice of exercise of that option ("option notice") at least six (6) months before expiration of the initial term or extended term(s), as the case may be.


NOTE:

Language indicated as being shown by strike out in the typeset document, or manually struck-through, is enclosed in brackets " [ " and " ] " in the electronic format.


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                      (b) Lessee is not in default, or is diligently pursuing a
cure for default in the performance of any of the terms and conditions of the Lease on the date of giving the option notice, and Lessee is not in default, or is diligently pursuing a cure for default on the date that the extended term is to commence.

[               B. Monthly rent for the extended term shall be set in the
following manner: the rent payable in advance for any of each option period of each month succeeding _________, 199_, to _________, 199_, shall be determined in the following manner: the All Urban Consumer Price Index (All Items) for the San Francisco/Oakland Metropolitan Area, published by the United States Department of Labor, Bureau of Labor Statistics ("Index") which is published most immediately preceding the date , 199 , shall be compared to the Index published at the commencement of the Lease ("Beginning Index").]

[              If the , 199 Index has increased over the Beginning Index, the monthly rent payable during the __________, 199_, to __________, 199_, period shall be set by multiplying the monthly rent paid for the period from __________, 199_, to _________, 199_, by a fraction, the numerator of which is , 199 , Index and the denominator of which is the Beginning Index. A new Lease for the term of such extension shall be unnecessary, this Lease constituting a present demise for both the original and any extended term. Lessor shall notify Lessee in writing of the new monthly rent during the extended term.] Monthly rent for the option periods shall be at 95% of the then prevailing market rent for similar buildings in the Los Gatos area.

               C. In no event shall the monthly rent for any extended term be less than the monthly rent paid immediately prior to such extended term.

        5. Security Deposit. Lessor acknowledges that Lessee has deposited with Lessor a Security Deposit in the sum of $5,577.00 to secure the full and faithful performance by Lessee of each term, covenant, and condition of this Lease. If Lessee shall at any time fail to make any payment or fail to keep or perform any term, covenant, or condition on its part to be made or performed or kept under this Lease, Lessor may, but shall not be obligated to and without waiving or releasing Losses from any obligation under this Lease, use, apply, or retain the whole or any part of said Security Deposit (a) to the extent of any sum due to Lessor; or (b) to compensate Lessor for any loss, damage, attorneys' fees or expense sustained by Lessor due to Lessee's default. In such event, Lessee shall, within five (5) days of written demand by Lessor, remit to Lessor sufficient funds to restore the Security Deposit to its original sum. No interest shall accrue on the Security Deposit. Should Lessee comply with all the terms, covenants, and conditions of this Lease and, at the end of the term of this Lease, leave the Premises in the condition required by this Lease, then said Security Deposit or any balance thereof, less any sums owing to Lessor, shall be returned to Lessee within fifteen (15) days after the termination of this Lease and vacancy of the Premises by Lessee. Lessor can maintain the Security Deposit separate and apart from Lessor's general funds, or can commingle the Security Deposit with the Lessor's general and other funds.


NOTE:

Language indicated as being shown by strike out in the typeset document, or manually struck-through, is enclosed in brackets " [ " and " ] " in the electronic format.


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        6. Use of the Premises. The Premises shall be used exclusively for the purpose of Sales, marketing and distribution of computer-related products.

        Lessee shall not use or permit the Premises, or any part thereof, to be used for any purpose or purposes other than the purpose for which the Premises are hereby leased; and no use shall be made or permitted to be made of the Premises, nor acts done, which will increase the existing rate of insurance upon the building in which the Premises are located, or cause a cancellation of any insurance policy covering said building, or any part thereof, nor shall Lessee sell or permit to be kept, used, or sold, in or about the Premises, any article which may be prohibited by the standard form of fire insurance policies. Lessee shall not commit or suffer to be committed any waste upon the Premises or any public or private nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the building in which the premises are located; nor, without limiting the generality of the foregoing, shall Lessee allow the Premises to be used for any [improper, immoral] unlawful or objectionable purpose.

        Lessee shall not place any harmful liquids in the drainage system of the Premises or of the building of which the Premises form a part. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the [Premises] outside of the building proper except in trash containers placed inside exterior enclosures designated for that purpose by Lessor [or inside the building proper where designated by Lessor.] No materials, supplies, equipment, finished or semi-finished products, raw materials, or articles of any nature shall be stored upon or permitted to remain on any portion of the Premises outside of the building proper. Lessee shall comply with all the covenants, conditions, and/or restrictions ("C.C.&R.'s") affecting the Premises.

SEE ADDENDUM #4

        [Should, at any time during the term of this Lease, or for a period of five (5) years after the termination or expiration of this Lease, there be charges or findings of toxic waste, spillage, or other contaminants found by a governmental agency to be hazardous and requiring removal or remedial work of the same, Lessee hereunder shall be assumed responsible for, and hold Lessor harmless from all claims, obligations, liabilities, and costs, including reasonable attorneys' fees, for the removal, remedial work, or other action required by the governmental agency so prescribing said action, or any other agency having jurisdiction, unless Lessee can demonstrate that such toxic waste, spillage, or other contaminants did not occur as a result of Lessee's operations while occupying the Premises.] If, at any time during the term of this Lease, Lessor suspects that toxic waste, spillage, or other contaminants may be present on the Premises, Lessor may order a soils report, or its equivalent, at Lessee's expense and Lessee shall pay such costs within fifteen (15) days from the date of the invoice by Lessor provided that said report determines that Lessee was cause of contamination. If any such toxic waste, spillage, or other contaminants are found upon the Premises, Lessee shall deposit with Lessor, within fifteen
(15) days of notice from Lessor to Lessee to do so, the amount necessary to remove the substances and remedy the problem.

        Lessee shall abide by all laws, ordinances, and statutes, as they now exist or may hereafter be enacted by legislative bodies having jurisdiction thereof, relating to its use and occupancy of the Premises.


NOTE:

Language indicated as being shown by strike out in the typeset document, or manually struck-through, is enclosed in brackets " [ " and " ] " in the electronic format.


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

SEE ADDENDUM #5

        7. Improvements. Lessor will provide improvements at Lessor's sole cost and expense, subject to Paragraph 5 of Addendum I, to the Premises as specified in Exhibit "B" attached hereto and by this reference made apart hereof. Lessor will make reasonable efforts to complete such improvements prior to November 1, 1994. Possession of the premises, pursuant to Paragraph 13 of this lease, shall be deemed tendered upon [receipt of final city approvals] substantial completion of tenant improvements.

        8.     Taxes and Assessments.

               A. Lessee shall pay before delinquency any and all taxes, assessments, license fees, and public charges levied, assessed, or imposed upon or against Lessee's fixtures, equipment, furnishings, furniture, appliances, and personal property installed or located on or within the Premises. Lessee shall cause said fixtures, equipment, furnishings, furniture, appliances, and personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay to Lessor the taxes attributable to Losses within ten
(10) days after receipt of a written statement from Lessor setting forth the taxes applicable to Lessee's property.

               B. All property taxes or assessments levied or assessed by or hereafter levied or assessed by any governmental authority against the Premises or any portion of such taxes or assessments which becomes due or accrued during the term of this Lease shall be paid by Lessor. Lessee shall pay to Lessor Lessee's proportionate share of such taxes or assessments within ten (10) days of receipt of Lessor's invoice demanding such payment. Lessee' s liability hereunder shall be prorated to reflect the commencement and termination dates of this Lease.

        9.     Insurance.

               A. Indemnity. Lessee agrees to indemnify and defend Lessor against and hold Lessor harmless from any and all demands, claims, causes of action, judgments, obligations, or liabilities, and all reasonable expenses incurred in investigating or resisting the same (including reasonable attorneys' fees) on account of, or arising out of, the condition, use, or occupancy of the Premises. This Lease is made on the express condition that Lessor shall not be liable for, or suffer loss by reason of, injury to person or property, from whatever cause, in any way connected with the condition, use, or occupancy of the Premises, specifically including, without limitation, any liability for injury to the person or property of Lessee, its agents, officers, employees, licensees, and invitees. Lessee shall not be responsible for the negligent or willful misconduct of Lessor, its agents, officers, employees, licensees and invitees.

               B. Liability Insurance. Lessee shall, at its expense, obtain and keep in force during the term of this Lease a policy of comprehensive public liability insurance insuring Lessor and Lessee, with cross-liability endorsements, against any liability arising out of the condition, use, or occupancy of the Premises and all areas appurtenant thereto, including parking areas. Such insurance shall be in an amount satisfactory to Lessor of not less than one million dollars ($1,000,000) for bodily injury or death as a result of one occurrence, and five hundred thousand dollars ($500,000) for


NOTE:

Language indicated as being shown by strike out in the typeset document, or manually struck-through, is enclosed in brackets " [ " and " ] " in the electronic format.


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damage to property as a result of any one occurrence. The insurance shall be with companies approved by Lessor, which approval Lessor agrees not to withhold unreasonably. Prior to possession, Lessee shall deliver to Lessor a certificate of insurance evidencing the existence of the policy which (1) names Lessor as an additional insured, (2) shall not be canceled or altered without thirty (30) days' prior written notice to Lessor, (3) insures performance of the indemnity set forth in Section A of Paragraph 9, and (4) coverage is primary and any coverage by Lessor is in excess thereto.

               C. Property Insurance. Lessor shall obtain and keep in force during the term of this Lease a policy or policies of insurance (including earthquake(1) and flood coverage) covering loss or damage to the Premises, in the amount of the full replacement value thereof. Lessee shall pay to Lessor its pro-rata share of the cost of said insurance within ten (10) days of Lessee's receipt of Lessor's invoice demanding such payment. Lessee acknowledges that such insurance procured by Lessor shall contain a deductible which reduces Lessee's cost for such insurance, and, in the event of loss or damage, Lessee shall be required to pay to Lessor the amount of such deductible. Lessor agrees to cap the deductible at $1,000 per occurrence.

               D. Lessee hereby releases Lessor, and its partners, officers, agents, employees, and servants, from any and all claims, demands, loss, expense, or injury to the Premises or to the furnishings, fixtures, equipment, inventory, or other property of Lessee in, about, or upon the Premises, which is caused by or results from perils, events, or happenings which are the subject of insurance in force at the time of such loss.

        10. Reimbursable Expenses and Utilities. Lessee shall pay for all water, gas, light, heat, power, electricity, telephone, trash removal, landscaping, sewer charges, and all other services, including normal and customary property management fees, which shall not exceed 3% of net rents, supplied to or consumed on the Premises. In the event that any such services are billed directly to Lessor, then Lessee shall pay Lessor for such expenses within ten (10) days of Lessee's receipt of Lessor's invoice demanding payment.

SEE ADDENDUM #6

        11.    Repairs and Maintenance.

               A. Subject to provisions of paragraph 15, Lessor shall keep and maintain the roof, paving, structural elements, landscaping, irrigation, and exterior walls of the building in which the Premises are located in good order and repair. Lessee shall reimburse Lessor for its proportionate share of said expenses, except for roof structure and other structural elements which shall be at Lessor's sole cost and expense, within ten (10) days of Lessee's receipt of Lessor's invoice demanding payment. If, however, any repairs or maintenance is required because of an act or omission of

----------
        (1)Lessor does not currently carry earthquake insurance. However, Lessor reserves the right to do so should it become available at commercially reasonable rates. Lessee's obligation to pay premiums for earthquake insurance shall be limited to 150% of the cost of coverage provided for in this Section 9C.


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

Lessee or its agents, employees, or invitees, Lessee shall pay to Lessor upon demand one hundred percent (100%) of the costs of such repair and maintenance.

SEE ADDENDUM #7

               B. Except as expressly provided in Subparagraph A above, Lessee shall, at its sole cost, keep and maintain the entire Premises and every part thereof, including, without limitation, the windows, window frames, plate glass, glazing, truck doors, doors, all door hardware, interior of the Premises, interior walls and partitions, and electrical, plumbing, lighting, heating, and air conditioning systems in good and sanitary order, condition, and repair. Lessee shall, at all times during the Lease term and at his expense, have in effect a service contract for the maintenance of the heating, ventilating, and air-conditioning (HVAC) equipment with an HVAC repair and maintenance contractor approved by Lessor which provides for periodic inspection and servicing at least once every three (3) months during the term hereof. Lessee shall further provide Lessor with a copy of such contract and all periodic service reports.

        Should Lessee fail to maintain the Premises or make repairs required of Lessee hereunder forthwith upon notice from Lessor, Lessor, in addition to all other remedies available hereunder or by law, and without waiving any alternative remedies, may make the same, and in that event, Lessee shall reimburse Lessor as additional rent for the cost of such maintenance or repairs on the next date upon which rent becomes due.

        Lessee hereby expressly waives the provision of Subsection 1 of Section 1932, and Sections 1941 and 1942 of the Civil Code of California and all rights to make repairs at the expense of Lessor, as provided in Section 942 of said Civil Code.

        12. Alterations and Additions. Lessee shall not make, or suffer to be made, any alterations, improvements, or additions in, on, or about, or to the Premises or any part thereof, without prior written consent of Lessor(2) and without a valid building permit issued by the appropriate governmental authority, if required. Lessor retains, at his sole option, the right to retain a General Contractor of his own choosing, provided Lessor's contractor is competitive with its fees and that the work is done on an "open book" basis, to perform all repairs, alterations, improvements, or additions in, on, about, or to said Premises or any part thereof. As a condition to giving such consent, Lessor may require that Lessee agree to remove any such alterations, improvements, or additions at the termination of this Lease, and to restore the Premises to their prior condition, normal wear and tear, Acts of God, Damage and Destruction excepted. Upon requesting Lessor's written consent for any alteration, addition or improvements, Lessee shall also specifically request Lessor's written clarification as to whether Lessor will require said alterations to be removed upon termination of Lease. Any alteration, addition, or improvement to the Premises, excluding trade fixtures, shall become the property of Lessor upon Lessee's surrender of Premises or upon earlier termination of Lease, and shall remain upon and be surrendered with the Premises at the termination of this Lease.

--------
      (2)Lessee does not need prior written approval of Lessor for alterations that are non-structural in nature provided that costs for said alterations do not exceed $1,000.00 and the alterations do not penetrate the roof membrane.


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["Lessor can elect, however, within thirty (30) days before expiration of the term or within five (5) days after termination of the term, to require Lessee to remove any alterations, additions, or improvements that Lessee has made to the Premises."] If Lessor so elects, Lessee shall restore the Premises to the condition designated by Lessor in its election, before the last day of the term, or within thirty (30) days after notice of election is given, whichever is later. Alterations and additions which are not to be deemed as trade fixtures include heating, lighting, electrical systems, air conditioning, partitioning, except for furniture systems that include partitions, electrical signs, carpeting, or any other installation which has become an integral part of the Premises, excluding trade fixtures. In the event that Lessor consents to Lessee's making any alterations, improvements, or additions, Lessee shall be responsible for the timely posting of notices of non-responsibility on Lessor's behalf, which shall remain posted until completion of the alterations, additions, or improvements. Lessee's failure to post notices of non-responsibility as required hereunder shall be a breach of this Lease.

        Lessor represents to Lessee that at the time of Lessee's taking occupancy, the Premises meet all governmental codes and regulations. If, during the term hereof, any alteration, addition, or change of any sort through all or any portion of the Premises or of the building of which the Premises form a part, is required by law, regulation, ordinance, or order of any public agency, Lessee, at its sole cost and expense, shall promptly make the same, provided, however, that cost for said alteration, addition, change shall be amortized over the useful life of the alteration or addition, and Lessee shall be obligated to pay only the amortized amounts which coincide with the term of the Lease.

        13. Acceptance of the Premises and Covenant to Surrender. By entry and taking possession of the Premises pursuant to this Lease, and subject to existing warranties and representations, Lessee accepts the Premises as being in good and sanitary order, condition, and repair, and accepts the Premises in their condition existing as of date of such entry, and Lessee further accepts any tenant improvements to be constructed by Lessor, if any, as being completed in accordance with the plans and specifications for such improvements.

        However, within sixty (60) days of taking occupancy, Lessee shall provide to Lessor a "punch list" of items to be corrected and Lessor will use its best efforts to complete items on said list.

        Lessee agrees on the last day of the term hereof, or on sooner termination of this Lease, to surrender the Premises, together with all alterations, additions, and improvements which may have been made in, to, or on the Premises by Lessor or Lessee, unto Lessor in good and sanitary order, condition, and repair, excepting for reasonable wear and tear, Acts of God, Damage and Destruction [as would be normal for the period of the Lessee's occupancy.] Lessee, on or before the end of the term or sooner termination of this Lease, shall remove all its personal property and trade fixtures from the Premises, and all property not so removed shall be deemed abandoned by Lessee. Lessee further agrees that at the end of the term or sooner termination of this Lease, Lessee, at its sole expense, shall have the carpets steam cleaned, the walls and columns painted, the flooring waxed, any damaged ceiling tile replaced, the windows cleaned, the drapes cleaned, and any damaged doors replaced if necessary to restore the Premises to its original condition, normal wear and tear excepted.


NOTE:

Language indicated as being shown by strike out in the typeset document, or manually struck-through, is enclosed in brackets " [ " and " ] " in the electronic format.


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        If the Premises are not surrendered at the end of the term or sooner termination of this Lease, Lessee shall indemnify Lessor against loss or liability resulting from delay by Lessee in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay.

SEE ADDENDUM #8

        14. Default. In the event of any breach of this Lease by the Lessee, or an abandonment of the Premises by the Lessee, the Lessor has the option of (1) removing all persons and property from the Premises and repossessing the Premises, in which case any of the Lessee's property which the Lessor removes from the Premises may be stored in a public warehouse or elsewhere at the cost of, and for the account of, Lessee; or (2) allowing the Lessee to remain in full possession and control of the Premises. If the Lessor chooses to repossess the Premises, the Lease will automatically terminate in accordance with the provisions of the California Civil Code, Section 1951.2. In the event of such termination of the Lease, the Lessor may recover from the Lessee: (1) the worth at the time of award of the unpaid rent which had been earned at the time of termination, including interest at the maximum rate an individual is permitted by law to charge; (2) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided, including interest at the maximum rate an individual is permitted by law to charge; (3) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; ["and (4) any other amount necessary to compensate the Lessor for all the detriment proximately caused by the Lessee's failure to perform his obligations under the Lease or which, in the ordinary course of things, would be likely to result therefrom."] "The worth at the time of award," as used in (1) and (2) of this Paragraph, is to be computed by allowing interest at the maximum rate an individual is permitted by law to charge. "The worth at the time of award," as used in (3) of this Paragraph, is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%).

        If the Lessor chooses not to repossess the Premises, but allows the Lessee to remain in full possession and control of the Premises, then, in accordance with provisions of the California Civil Code, Section 1951.4, the Lessor may treat the Lease as being in full force and effect, and may collect from the Lessee all rents as they become due through the termination date of the Lease, as specified in the Lease. For the purpose of this paragraph, the following do not constitute a termination of Lessee's right to possession: (1) acts of maintenance or preservation, or efforts to relet the property; (2) the appointment of a receiver on the initiative of the Lessor to protect his interest under this Lease.

        Lessee shall be liable immediately to Lessor for all costs Lessor incurs in reletting the Premises, including, without limitation, unamortized brokers' commissions, expenses of remodeling the Premises required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining term of this Lease. Lessee shall pay to Lessor the rent due under this Lease on the dates the rent is due, less the rent Lessor receives from any reletting. No act by Lessor allowed by this Section shall terminate this Lease unless Lessor notifies Lessee that Lessor elects to terminate this Lease. After Lessee's default and for as long as Lessor does not terminate Lessee's right to


NOTE:

Language indicated as being shown by strike out in the typeset document, or manually struck-through, is enclosed in brackets " [ " and " ] " in the electronic format.


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

possession of the Premises, if Lessee obtains Lessor's consent, Lessee shall have the right to assign or sublet its interest in this Lease, but Lessee shall not be released from liability. Lessor's consent to a proposed assignment or subletting shall not be unreasonably withhold.

        If Lessor elects to relet the Premises as provided in this Paragraph, rent that Lessor receives from reletting shall be applied to the payment of: (1) any indebtedness from Lessee to Lessor as agreed under this Lease other than rent due from Lessee; (2) all costs, including for maintenance, incurred by Lessor in reletting; (3) rent due and unpaid under this Lease. After deducting the payments referred to in this Paragraph, any sum remaining from the rent Lessor receives from reletting shall be held by Lessor and applied in payment of future rent as rent becomes due under this Lease. In no event shall Lessee be entitled to any excess rent received by Lessor. If, on the date rent is due under this Lease, the rent received from reletting is less than the rent due on that date, Lessee shall pay to Lessor, in addition to the remaining rent due, all costs, including for maintenance, Lessor incurred in reletting that remain after applying the rent received from the reletting, as provided in this Paragraph.

        Lessor, at any time after Lessee comments a default, subject to cure period outlined in no. 8 of Addendum I, can cure the default at Lessee's cost. If Lessor at any time, by reason of Lessee's default, pays any sum or does any act that requires the payment of any sum, the sum paid by Lessor shall be due immediately from Lessee to Lessor at the time the sum is paid, and if paid at a later date shall bear interest at the maximum rate an individual is permitted by law to charge from the date the sum is paid by Lessor until Lessor is reimbursed by Lessee. The sum, together with interest on it, shall be additional rent.

        Rent not paid when due shall bear interest at the maximum rate an individual is permitted by law to charge from the date due until paid.

        15. Destruction. In the event the Premises are destroyed in whole or in part from any cause, Lessor may, at its option, (1) rebuild or restore the Premises to their condition prior to the damage or destruction or (2) terminate the Lease.

        If Lessor does not give Lessee notice in writing within thirty (30) days from the destruction of the Premises of its election either to rebuild and restore the Premises, or to terminate this Lease, Lessor shall be deemed to have elected to rebuild or restore them, in which event Lessor agrees, at its expense, promptly to rebuild or restore the Premises to its condition prior to the damage or destruction. If Lessor does not complete the rebuilding or restoration within one hundred [eighty (180)] fifty (150) days following the date of destruction (such period of time to be extended for delays caused by the fault or neglect of Lessee because of acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability to obtain materials, supplies or fuels, acts of contractors or subcontractors, or delay of the contractors or subcontractors due to such causes or other contingencies beyond control of Lessor but in no event greater than 180 days), then Lessee shall have the right to terminate this Lease by giving fifteen (15) days prior written notice to Lessor. If said destruction occurs during the last twelve (12) months of the Lease term, Lessee may terminate Lease upon written notice to Lessor. Lessor's obligation to rebuild or restore


NOTE:

Language indicated as being shown by strike out in the typeset document, or manually struck-through, is enclosed in brackets " [ " and " ] " in the electronic format.

shall not include restoration of Lessee's trade fixtures, equipment, merchandise, or any improvements, alterations, or additions made by Lessee to the Premises.

        Unless this Lease is terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect. Lessee hereby expressly waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code.

        In the event that the building in which the Premises are situated is damaged or destroyed to the extent of not less than thirty-three and one-third percent (33 1/3%) of the replacement cost thereof, Lessor may elect to terminate this Lease,[whether] only if the premises be injured [or not].

        16. Condemnation. If any part of the Premises shall be taken for any public or quasi-public use, under any statute of by right of eminent domain, or private purchase in lieu thereof, and a part thereof remains, which is susceptible of occupation hereunder, this Lease shall, as to the part so taken, terminate as of the date title shall vest in the condemnor or purchaser, and the rent payable hereunder shall be adjusted so that the Lessee shall be required to pay for the remainder of the term only such portion of such rent as the value of the part remaining after taking such bears to the value of the entire Premises prior to such taking. Lessor shall have the option to terminate this Lease in the event that such taking causes a reduction in rent payable hereunder by fifty percent (50%) or more. If all of the Premises or such part thereof be taken so that there does not remain a portion susceptible for occupation hereunder, as reasonably necessary for Lessee's conduct of its business as contemplated in this Lease and in Lessee's reasonable discretion, this Lease shall thereupon terminate. If a part of all of the Premises be taken, all compensation awarded upon such taking shall go to the Lessor, and the Lessee shall have no claim thereto, and the Lessee hereby irrevocably assigns and transfers to the Lessor any right to compensation or damages to which the Lessee may become entitled during the term hereof by reason of the purchase or condemnation of all or a part of the Premises, except that Lessee shall have the right to recover its share of any award or consideration for (1) moving expenses; (2) loss or damage to Lessee's trade fixtures, furnishings, equipment, and other personal property; and (3) business goodwill. Each party waives the provisions of the Code of Civil Procedure, Section 1265.130, allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises.

        17. Free from Liens. Lessee shall (1) pay for all labor and services performed for materials used by or furnished to Lessee, or any contractor employed by Lessee with respect to the Premises, and (2) indemnify, defend, and hold Lessor and the Premises harmless and free from any liens, claims, demands, encumbrances, or judgments created or suffered by reason of any labor or services performed for materials used by or furnished to Lessee or any contractor employed by Lessee with respect to the Premises, and [(3) give notice to Lessor in writing five (5) days prior to employing any laborer or contractor to perform services related, or receiving materials for use upon the premises, and] (4) shall post, on behalf of Lessor, a notice of non-responsibility in accordance with the statutory requirements of the California Civil Code, Section 3904, or any amendment thereof. In the event an improvement bond with a public agency in connection with the above is required to be posted, Lessee agrees to include Lessor as an additional obligee.


NOTE:

Language indicated as being shown by strike out in the typeset document, or manually struck-through, is enclosed in brackets " [ " and " ] " in the electronic format.

        18. Compliance with Laws. Lessee shall, at its own cost, comply with and observe all requirements of all municipal, county, state, and federal authority now in force, or which may hereafter be in force, pertaining to the particular use and occupancy of the Premises.

        19. Subordination. Lessee agrees that this Lease shall, at the option of Lessor, be subjected and subordinated to any mortgage, deed of trust, or other instrument of security, which has been or shall be placed on the land and building, or land or building of which the Premises form a part, and this subordination is hereby made effective without any further act of Lessee or Lessor. The Lessee shall, at any time and within five (5) business days hereinafter [on demand], execute any instruments, releases, or other documents that may be required by any mortgagee, mortgagor, trustor, or beneficiary under any deed of trust, for the purpose of subjecting or subordinating this Lease to the lien of any such mortgage, deed of trust, or other instrument of security. If Lessee fails to execute and deliver any such documents or instruments, Lessee irrevocably constitutes and appoints Lessor as Lessee's special attorney-in-fact to execute and deliver any such documents or instruments.

        20. Abandonment. Lessee shall not vacate or abandon the Premises at any time during the term; and if Lessee shall abandon, vacate, or surrender said Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee and left on the Premises shall be deemed to be abandoned, at the option of Lessor, except such property as may be mortgaged to Lessor; provided, however, that Lessee shall not be deemed to have abandoned or vacated the Premises so long as Lessee continues to pay all rents as and when due, and otherwise performs pursuant to the terms and conditions of this Lease.

        21. Assignment and Subletting. Lessee's interest in this Lease is not assignable, by operation of law or otherwise, nor shall Lessee have the right to sublet the Premises, transfer any interest of Lessee's therein, or permit any use of the Premises by another party, without the prior written consent, which consent shall not be unreasonably withheld or delayed, of Lessor to such assignment, subletting, or transfer of use.

        If Lessee is a partnership, a withdrawal or change, voluntary, involuntary, or by operation of law, of any partner(s) not owning fifty percent (50%) or more of the partnership, of the dissolution of the partnership, shall be deemed as a voluntary assignment.

        If Lessee consists of more than one person, a purported assignment, voluntary, involuntary, or by operation of law, from one person to the other or from a majority of persons to the others, shall be deemed a voluntary assignment.

        If Lessee is a corporation, any dissolution, merger, consolidation, or other reorganization of Lessee, or the sale or other transfer of a controlling percentage of the capital stock of Lessee, or sale of at least fifty-one percent (51%) of the value of the assets of Lessee, shall be deemed a voluntary assignment except in the case of a public offering of stock. The phrase "controlling percentage" means the ownership of, and the right to vote, stock possessing at least fifty-one percent (51%) of the total combined voting power of all classes of Lessee's capital stock issued, outstanding, and entitled to vote for the election of directors. This Paragraph shall not apply to corporations the stock of which is traded through an exchange or over the counter.

        In the event of any subletting or transfer which is consented to, or not consented to, by Lessor, a subtenant or transferee agrees to pay monies or other consideration, whether by increased rent or otherwise, in excess of or in addition to those provided for herein, then all of such excess or additional monies or other consideration shall be paid solely to Lessor, after deducting Lessee's reasonable expenses incurred in the re-leasing of the Premises, and this shall be one of the conditions to obtaining Lessor's consent.

        Lessee immediately and irrevocably assigns to Lessor, as security for Lessee's obligations under this Lease, all rent from any subletting of all or a part of the Premises as permitted by this Lease, and Lessor, as assignee and as attorney-in-fact for Lessee, or a receiver for Lessee appointed on Lessor's application, may collect such rent and apply it toward Lessee's obligations under this Lease; except that, until the occurrence of an act of default by the Lessee, Lessee shall have the right to collect such rent.

        A consent to one assignment, subletting, occupation, or use by another party shall not be deemed to be a consent to any subsequent assignment, subletting, occupation, or use by another party. Any assignment or subletting without such consent shall be void and shall, at the option of the Lessor, terminate this Lease. Lessor's waiver or consent to any assignment or subletting hereunder shall not relieve Lessee from any obligation under this Lease unless the consent shall so provide. If Lessee requests Lessor to consent to a proposed assignment or subletting, Lessee shall pay to Lessor, whether or not consent is ultimately given, Lessor's reasonable attorneys' fees incurred in conjunction with each such request, not to exceed $500.00.

        22. Parking Charges. Lessee agrees to pay upon demand, based on its percent of occupancy of the entire Premises, its pro-rata share of any parking charges, surcharges, or any other cost hereafter levied or assessed by local, state, or federal governmental agencies in connection with the use of the parking facilities serving the Premises, including, without limitation, parking surcharge imposed by or under the authority of the Federal Environmental Protection Agency.

        23. Insolvency or Bankruptcy. Either (1) the appointment of a receiver to take possession of all or substantially all of the assets of Lessee, or (2) a general assignment by Lessee for the benefit of creditors, or (3) any action taken or suffered by Lessee under any insolvency or bankruptcy act shall constitute a breach of this Lease by Lessee. Upon the happening of any such event, this Lease shall terminate ten (10) days after written notice of termination from Lessor to Lessee. This section is to be applied consistent with the applicable state and federal law in effect at the time such event occurs.

        24. Lessor Loan or Sale. Lessee agrees promptly following request by Lessor to (1) execute and deliver to Lessor any documents, including estoppel certificates presented to Lessee by Lessor, (a) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the rent and other charges are paid in advance, if any, and (b) acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder, and (c) evidencing the status of the Lease as may be required either by a lender making a loan to Lessor, to be secured by deed of trust or mortgage covering the Premises, or a purchaser of the Premises from Lessor, and (2) to deliver to Lessor the [current] most recent financial statements of Lessee [with an opinion of a certified public account] signed by an authorized representative of company, including a balance sheet and profit and loss statement, for the current fiscal year if available and the two immediately prior fiscal years, all prepared in accordance with Generally Accepted Accounting Principles consistently applied. Lessee's failure to deliver an estoppel certificate within [three (3) days] five (5) business days following such request shall constitute a default under this Lease and shall be conclusive upon Lessee that this Lease is in full force and effect and has not been modified except as may be represented by Lessor. If Lessee fails to deliver the estoppel certificates within the [three (3) days] five (5) business days, Lessee irrevocably constitutes and appoints Lessor as its special attorney-in-fact to execute and deliver the certificate to any third party and the default shall be considered cured.

        25. Surrender of Lease. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger nor relieve Lessee of any of Lessee's obligations under this Lease, and shall, at the option of Lessor, terminate all or any existing Subleases or Subtenancies, or may, at the option of Lessor, operate as an assignment to him of any or all such Subleases or Subtenancies.

        26. Attorneys' Fees. If, for any reason, any suit be initiated to enforce any provision of this Lease, the prevailing party shall be entitled to legal costs, expert witness expenses and reasonable attorneys' fees, as fixed by the court.

        27. Notices. All notices to be given to Lessee may be given in writing, personally, or by depositing the same in the United States mail, postage prepaid, and addressed to Lessee at the said Premises, whether or not Lessee has departed from, abandoned, or vacated the Premises. Any notice or document required or permitted by this Lease to be given Lessor shall be addressed to Lessor at the address set forth below, or at such other address as it may have theretofore specified by notice delivered in accordance herewith:

               LESSOR:       Los Gatos Business Park
                             900 Welch Road, Suite 10
                             Palo Alto, California 94304

               LESSEE:       SCM Microsystems, Inc.
                             131-B Albright Way
                             Los Gatos, CA 95030

        28. Transfer of Security. If any security be given by Lessee to secure the faithful performance of all or any of the covenants of this Lease on the part of Lessee, Lessor may transfer and/or deliver the security, as such, to the purchaser of the reversion, in the event that the reversion


NOTE:

Language indicated as being shown by strike out in the typeset document, or manually struck-through, is enclosed in brackets " [ " and " ] " in the electronic format.

be sold, and thereupon Lessor shall be discharged from any further liability in reference thereto, upon the assumption by such transferee of Lessor's obligations under this Lease.

        29. Waiver. The waiver by Lessor or Lessee of any breach of any term, covenant, or condition, herein contained shall not be deemed to be a waiver of such term, covenant, or condition, or any subsequent breach of the same or any other term, covenant, or condition herein contained. The subsequent acceptance of rent hereunder by lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant, or condition of this Lease, other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

        30. Holding Over. Any holding over after the expiration of the term or any extension thereof, with the consent of Lessor, shall be construed to be a tenancy from month to month, at a rental of [one and one half (1 1/2)] one and one quarter (1 1/4) times the previous month's rental rate per month, and shall otherwise be on the terms and conditions herein specified, so far as applicable.

        31. Covenants, Conditions, and Restrictions. Attached hereto, marked Exhibit "C" and by this reference incorporated as if set out in full, are Covenants, Conditions, and Restrictions pertaining to Los Gatos Business Park. As a condition to this Lease, Lessee agrees to abide by all of said Covenants, Conditions, and Restrictions. Moreover, such reasonable rules and regulations as may be hereafter adopted by Lessor for the safety, care, and cleanliness of the Premises and the preservation of good order thereon, are hereby expressly made a part hereof, and Lessee agrees to obey all such rules and regulations.

        32. Limitation on Lessor's Liability. If Lessor is in default of this Lease, and, as a consequence, Lessee recovers a money judgment against Lessor, the judgment shall be satisfied only out of the proceeds of sale received on execution of the judgment and levy against the right, title, and interest of Lessor in the Premises, or in the building, other improvements, and land of which the Premises are part, and out of rent or other income from such real property receivable by Lessor or out of the consideration received by Lessor from the sale or other disposition of all or any part of Lessor's right, title, and interest in the Premises or in the building, other improvements, and land of which the Premises are part, provided that the default of Lessor is not caused by the negligence or willful misconduct of Lessor, its agents, officers, employees, licensees or invitees. Neither Lessor nor any of the partners comprising the partnership designated as Lessor shall be personally liable for any deficiency.

        33.    Miscellaneous.

               A. Time is of the essence of this Lease, and of each and all of its provisions.

               B. The term "building" shall mean the building in which the Premises are situated.

               C. If the building is leased to more than one tenant, then each such tenant, its agents, officers, employees, and invitees, shall have the non-exclusive right (in conjunction with the


NOTE:

Language indicated as being shown by strike out in the typeset document, or manually struck-through, is enclosed in brackets " [ " and " ] " in the electronic format.

use of the part of the building leased to such Tenant) to make reasonable use of any driveways, sidewalks, and parking areas located on the parcel of land on which the building is situated, except such parking areas as may from time to time be leased for exclusive use by other Tenant(s).

               D. Lessee's such reasonable use of parking areas shall not exceed that percent of the total parking areas which is equal to the ratio which floor space of the Premises bears to floor space of the building.

               E. The term "assign" shall include the term "transfer."

               F. The invalidity or unenforceability of any provision of this Lease shall not affect the validity or enforceability of the remainder of this Lease.

               G. All parties hereto have equally participated in the preparation of this Lease.

               H. The headings and titles to the Paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof.

               I. Lessor has made no representation (s) whatsoever to Lessee (express or implied) except as may be expressly stated in writing in this Lease instrument.

               J. This instrument contains all of the agreements and conditions made between the parties hereto, and may not be modified orally or in any other manner than by agreement in writing, signed by all of the parties hereto or their respective successors in interest.

               K. It is understood and agreed that the remedies herein given to Lessor shall be cumulative, and the exercise of any one remedy by Lessor shall not be to the exclusion of any other remedy.

               L. The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, and administrators, and assigns of all the parties hereto; and all of the parties hereto shall jointly and severally be liable hereunder.

               M. This Lease has been negotiated by the parties hereto and the language hereof shall not be construed for or against either party.

               N. All exhibits to which reference is made are deemed incorporated into this Lease, whether covenants or conditions, on the part of Lessee shall be deemed to be both covenants and conditions.


NOTE:

Language indicated as being shown by strike out in the typeset document, or manually struck-through, is enclosed in brackets " [ " and " ] " in the electronic format.

        IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease on the date first above-written.

LESSOR:                                     LESSEE:


Los Gatos Business Park                     SCM Microsystems, Inc.


By:   s\ Howard S. White, III               By:   s\ Robert Schneider
      --------------------------------            ------------------------------
         Howard J. White, III                        Robert Schneider,
         General Partner                             CEO

Date:   10/14/94                            Date:   10/10/94
      --------------------------------            ------------------------------

                                   ADDENDUM I

        REFERENCE IS MADE TO THAT LEASE BY AND BETWEEN LOS GATOS
BUSINESS PARK, LESSOR, AND SCM MICROSYSTEMS, INC., 131B ALBRIGHT WAY, LOS GATOS, LESSEE, DATED SEPTEMBER 29, 1994.

        To that certain Lease the following wording is added:

        1. Late Charge. Lessor agrees to provide Lessee with written notice of delinquent rent and a five (5) day cure period before assessing a late charge for the first three (3) instances of Lessee being delinquent. After the third instance, Lessor is not required to notify Lessee before assessing a late charge.

        2. Delivery of Premises. If Lessor is unable to deliver the Premises to Lessee within thirty (30) days of commencement of Lease, this Lease may be terminated by Lessee and all deposits shall be returned to Lessee.

        3. Rent. Rent for the term of the Lease shall be as follows:

                          MONTHS        SQUARE FEET          MONTHLY RENT/NNN
                          ------        -----------          ----------------
  11/94 -  7/95            01/09            3,500                $3,675.00
   9/95 - 12/95            10/14            4,000                $4,200.00
   1/96 -  4/96            15/18            4,500                $4,725.00
   5/96 - 10/98            19/48            5,311                $5,577.00

        Lessee agrees to pay for the triple net expenses for the entire Premises (5,311 square feet) effective the commencement date of the Lease.

        4. Hazardous Materials. The following language is added to Section 6 of Lease:

               Lessor represents and warrants to Lessee that to the best of its knowledge there are no Toxic or Hazardous materials present on, at or under the Premises, which shall be deemed to include underlying land and groundwater, at the time of Lessee's occupancy. Lessor shall therefore indemnify, defend and hold harmless Lessee, its partners, directors, officers, employees, lenders, and successors against all claims, obligations, liabilities, demands, damages, judgements, and costs, including reasonable attorneys' fees arising from or in connection with any prior Toxic or Hazardous materials that existed prior to Lessee's occupancy of the Premises. Lessee in turn represents to Lessor that it does not now and will not in the future permit the use or storage on the Premises of Toxic or Hazardous materials, excluding, however, basic janitorial, maintenance and office supplies, and materials commonly used in connection with Lessee's business as described in Paragraph 6 hereof. For purposes of this Paragraph 6 "Toxic or Hazardous Materials" shall mean any product, substance, chemical, material or waste whose presence, nature, quality and/or intensity or existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the leased premises, is either (i) potentially injurious to the public health, safety or welfare, the environment, or the leased premises; (ii) regulated or monitored by any governmental authority; or (iii) a basis for potential liability of Lessee and Lessor to any governmental agency or third party under any applicable statute or common law theory. "Toxic or Hazardous Materials" shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products or by-products thereof.

               Lessee hereunder shall be responsible for and indemnify, and hold Lessor and its partners, directors, officers, employees, lenders, successors and assigns harmless from all claims, obligations, liabilities, demands, damages, judgments and costs, including reasonable attorneys' fees arising at any time during or in connection with Lessee's causing or permitting any materials referred to under any governmental provisions or regulatory scheme as hazardous or "toxic" or which contain petroleum, gasoline, or other petroleum product, to be brought upon, stored, manufactured, generated, handled, disposed, or used on, under or about the Premises.

               Lessee shall not be responsible for any costs whatsoever in connection with any contamination on the site that takes place during the lease term unless Lessor proves said contamination is caused by Lessee, its agents, officers, employees, licensees or invitees.

               Lessee's and Lessor's obligations hereunder shall survive the termination of this Lease.

        5. Tenant Improvements. Lessee agrees to pay to Lessor $1,000.00 upon taking occupancy of the Premises for tenant improvements.

        6. Lessor's Warranty. Notwithstanding anything to the contrary contained herein, Lessor will guarantee the performance, at its sole cost and expense, of the HVAC system, roof membrane, and all other systems to the Premises for the first twelve (12) months of the Lease term only.

               Not included in this guarantee is the standard maintenance of the HVAC system and repairs to the HVAC system that do not exceed $500.00.

        7. Repairs. Notwithstanding anything in Section 11 or elsewhere in the Lease to the contrary, Lessee shall have no obligation to perform any repairs or replacements in excess of $2,500.00 considered to be a capital expenditure; instead, Lessor shall perform such repairs or replacements and Lessee shall be responsible only for a portion of said costs based on the useful life of the repairs/replacement and the remaining term of the lease.

               Lessee may choose to pay for its share, as outlined above, in either one lump sum payment due upon completion of repairs/replacement, or Lessee may request Lessor amortize said costs over the remaining lease term at the rate of Lessor's cost of funds, not to exceed Bank of America Prime + 3%.

        8. Default. Lessor shall not exercise any of its remedies against Lessee by reason of any default under this Lease unless and until Lessor shall have given to Lessee written notice of such default and unless Lessee shall have failed to remedy a monetary default within ten (10) days or any other default within thirty (30) days. If the nature of any other default is such that it cannot reasonably be cured or remedied within thirty (30) days but Lessee is diligently pursuing its cure, Lessor shall not exercise its remedies against Lessee by reason of default.

               The remedy described in Section 14 of Lease regarding interest rate is modified by substituting "Bank of America Prime + 4% per annum" in place of the phrase "the maximum rate an individual is permitted by law to charge" wherever it appears in said Section.

        9. Utilities. Lessor acknowledges that the PG&E meter is shared by Lessee and the space adjacent to leased Premises. Since adjacent space is vacant at time of Lessee's occupancy, Lessee agrees to pay for 100% of the utilities to the Premises pursuant to Section 10 of base Lease. Should the adjacent space be leased to a third party, Lessee's usage up to that time shall become the base in determining Lessee's share of PG&E charges.

        10. Lessor's Consent. It is agreed that whenever required under the terms of the Lease, Lessor's consent shall not be unreasonably withheld or delayed.

        11. Covenants, Conditions & Restrictions. In the event of any inconsistency between the Lease/Addendum I and the Covenants, Conditions and Restrictions, the terms of the Lease/Addendum shall control.

        All other terms and conditions of the base Lease remain in full force and effect.

AGREED AND ACCEPTED:

LESSOR                                      LESSEE
Los Gatos Business Park                     SCM Microsystems, Inc.


  s/ Howard J. White, III                      s/ Robert Schneider
---------------------------------           -----------------------------------
Howard J. White, III                        Robert Schneider
General Partner                             CEO


Date:   10/14/94                            Date:   10/10/94


         [SUCCEEDING TWO (2) PAGES CONTAIN MAPS OF THE LEASED PROPERTY]

IMPROVEMENTS:

1.  Wall off openings in existing demising wall.

2. Remove existing water line drop in office to be removed and capped above ceiling.

3. New walls: Add (2) new offices, +/- 11' x 12' as shown. Add (1) new conference room, +/-
    12' x 18' as shown. Add wall for new coffee bar, as shown.

4. Remove existing door and fill in wall at existing office.

5. Add (6 ft. long) plastic laminate base cabinet next to existing restrooms in coffee bar.

6. Paint existing office doors and new walls or affected work only, to match existing.

7. Flooring: Provide new carpet in front open office area and VCT in coffee bar area. Tenant to select from building standard selections.

8. Electrical: Standard 2x4 fluorescent lights to be relocated in new rooms and standard office lighting in open office area. Add electrical outlets and telephone boxes with pull strings, as shown.

9. HVAC: Existing to be modified as required by new rooms only.

10. Fire Sprinklers: Existing modified as required for new walls.

11. Plumbing: One new sink in new coffee bar counter.

12. Repair existing rear H.M. man door.

    Excludes: Telephone, data and communication cabling, window blinds, millwork other than 6 ft. base unit, office sidelites, addition power, furniture and installation including power panels, restroom modifications, modifications to warehouse area.

13. Landlord, at landlord's sole cost & expense.

EXHIBIT B:
LOS GATOS BUSINESS PARK
131 ALBRIGHT WAY, SUITE B
LOS GATOS, CA


---------------------------
TENANT


---------------------------
LESSOR                DATE


---------------------------
LESSEE                DATE


*Agrees to remove electrical box, repair damage from said removal, and relocate said box to the warehouse area.

                             LOS GATOS BUSINESS PARK


                     COVENANTS, CONDITIONS AND RESTRICTIONS


                                     AGREED & ACCEPTED:



                                     --------------------------     ------------
                                     LESSEE                         DATE


                                     --------------------------     ------------
                                     LESSOR                         DATE

                             LOS GATOS BUSINESS PARK

        THIS DECLARATION is made on this 2nd day of February, 1976, by LOS GATOS BUSINESS PARK, A LIMITED PARTNERSHIP organized under the laws of the State of California.

        The property described in Exhibit "A" is subject to this Declaration and will be known as LOS GATOS BUSINESS PARK.

        LOS GATOS BUSINESS PARK is being developed as a planned industrial complex which will provide employment opportunities for the residents of the County of Santa Clara and the surrounding area. This Declaration is designed to complement local government and municipal regulations. Except where the LOS GATOS BUSINESS PARK RESTRICTIONS conflict with such local government and municipal regulations, said Restrictions shall be binding upon all owners, lessees, licensees, occupants, users of the property subject to these Restrictions, and their successors in interest as set forth in this Declaration. It is assumed that the users of industrial sites in the LOS GATOS BUSINESS PARK will be motivated to preserve these qualities through mutual cooperation and by enforcing not only the letter but the spirit of this Declaration.

                                   ARTICLE I
                                  DEFINITIONS

        Unless the context otherwise specifies or requires, the terms defined in this Article I shall, for all purposes of this Declaration, have the meanings herein specified.

        Section 1 - "ARCHITECT": The term "Architect" shall mean a person holding a certificate to practice architecture in the State of California under authority of Division 3, Chapter 3 of the Business and Professions Code of the State of California.

        Section 2 - "BENEFICIARY": The term "Beneficiary" shall mean a mortgagee under a mortgage, as well as a beneficiary under a deed of trust.

        Section 3 - "DECLARATION": The term "Declaration" shall mean the COVENANTS, CONDITIONS AND RESTRICTIONS FOR LOS GATOS BUSINESS PARK.

        Section 4 - "DEED OF TRUST": The term "Deed of Trust" or "Trust Deed" shall mean a mortgage as well as a deed of trust.

        Section 5 - "FILE": The term "File" shall mean, with reference to any subdivision map, record of survey or parcel map, the filing of said map in the Office of the Recorder of the County of Santa Clara, State of California.

        Section 6 - "GRANTOR": The term "Grantor" shall mean LOS GATOS BUSINESS PARK, a LIMITED PARTNERSHIP; and to the extent provided in Article VII Section I below, its successors and assigns.

        Section 7 - "IMPROVEMENTS": The term "Improvements" shall include buildings, outbuildings, roads, driveways, parking areas, fences, screening walls and barriers, retaining walls, stairs, decks, hedges, windbreaks, plantings, planted trees and shrubs, poles, signs, loading areas and all other structures or landscaping improvements of every type and kind.

        Section 8 - "MORTGAGEE": The term "Mortgagee" shall mean a beneficiary under, or a holder of a deed of trust as well as a mortgagee under a mortgage.

        Section 9 - "LOS GATOS BUSINESS PARK": The term "LOS GATOS BUSINESS PARK" shall mean all of the real property now or hereafter made subject to this Declaration.

        Section 10 - "LOS GATOS BUSINESS PARK RESTRICTIONS": The term "Los Gatos Business Park Restrictions" shall mean the covenants, conditions and restriction set forth in this Declaration, as it may from time to time be amended or supplemented.

        Section 11 - "OWNER": The term "Owner" shall mean and refer to any person having any estate in any site, excluding any person who holds such interest as security for the payment of an obligation, but including any mortgagee or other security holder in actual possession of any lot, by foreclosure or otherwise, and any person taking title from an such security holder.

        Section 12 - "RECORD" - "RECORDED": The term "Record" or "Recorded" shall mean, with respect to any document, the recordation of said document in the Office of the County Recorder of the County of Santa Clara, State of California.

        Section 13 - "SIGN": The term "Sign" shall mean any structure, device or contrivance, electric or non-electric, and all parts thereof which are erected or used for advertising purposes upon or within which any poster, bill, bulletin, printing, lettering, painting, device or other advertising of any kind whatsoever is used, placed, posted, tacked, nailed, pasted, or otherwise fastened or affixed to ground or improvements.

        Section 14 - "SITE": The term "Site" shall mean all contiguous land under one ownership.

        Section 15 - "STREETS": The term "Streets" shall mean any street, highway or other thoroughfare within or adjacent to the property and shown on any recorded subdivision or parcel map, or record of survey, whether designated thereon as street, boulevard, place, drive, road, terrace, way, land, circle or otherwise.

        Section 16 - "VISIBLE FROM NEIGHBORING PROPERTY": The term "Visible From Neighboring Property" shall mean, with respect to any given object, that such object is or would be visible to a person six (6) feet tall, standing on any part of such neighboring property at an elevation no greater than the elevation of the base of the object being viewed.

        Section 17 - "LOT": The term "lot" shall mean the fractional part of blocks as divided and sub-divided on subdivision or parcel maps of the Official Records of the Recorder of Santa Clara County, California, as they from time to time become current.

                                   ARTICLE II
          PROPERTY SUBJECT TO THE LOS GATOS BUSINESS PARK RESTRICTIONS

        Section 1 - General Declaration Creating Los Gatos Business Park:

        Grantor hereby declares that all of the real property located in the Town of Los Gatos, County of Santa Clara, State of California, described in Exhibit "A", which is attached hereto and incorporated herein by this reference is and shall be, conveyed, hypothecated, encumbered, leased, occupied, built upon or otherwise used, improved or transferred in whole or in part subject to the LOS GATOS BUSINESS PARK RESTRICTIONS, meaning the covenants, conditions and restrictions set forth in this Declaration. All of said restrictions are declared and agreed to be in furtherance of a general plan for the subdivision, improvement and sale of said real property and are established for the purpose of enhancing and perfecting the value, desirability and attractiveness of said real property and every part thereof. All of the LOS GATOS BUSINESS PARK RESTRICTIONS shall run with all of said real property for all purposes and shall be binding upon and inure to the benefit of Grantor and all owners, lessees, licensees, occupants and their successors in interest as set forth in this Declaration.

        Section 2 - Addition of Other Real Property by Grantor:

               A. Grantor's Power: Grantor may at any time during the pendency of this Declaration add all or a portion of any land now or hereafter owned by Grantor to the property which is covered by this Declaration, and upon recording of a notice of addition of real property containing at least the provisions set forth in Section 2B of this Article II, the provisions of this Declaration specified in said notice shall apply to such added land in the same manner as if it were originally covered by this Declaration. Thereafter, to the extent this Declaration is made applicable thereto, the rights, powers and responsibilities of Grantor and the owners, lessees, licensees and occupants of parcels within such added land shall be the same as in the case of the land described in Exhibit "A".

               B. Notice of Addition of Land: The notice of addition of real property referred to in Section 2A above shall contain at least the following provisions:

                      (1) A reference to this Declaration stating the date of recording hereto and the book or books of the records of Santa Clara County, California, and the page numbers where this Declaration is recorded;

                      (2) A statement that the provisions of this Declaration, or some specified part thereof, shall apply to such added real property;

                      (3) A legal description of such added real property; and

                      (4) Such other or different covenants, conditions and restrictions as Grantor shall, in its discretion, specify to regulate and control the use, occupancy and improvement of such added real property.

                                   ARTICLE III
                           REGULATION OF IMPROVEMENTS

        Section 1 - Approval of Plans:

               A. Approval Required: No improvement shall be erected, placed, altered, maintained or permitted to remain on any land subject to this Declaration until final plans and specifications shall have been submitted to and approved in writing by Grantor. Such final plans and specifications shall be submitted in writing in duplicate over the authorized signature of the owner, lessee, licensee or other occupant of the site or his authorized agent. Such plans and specifications shall be in such form and shall contain such information as may be required by the Grantor, but in any event shall include:

                      (1) A site development plan of the lot showing the nature, grading scheme, kind, shape, materials and location with respect to the particular lot (including proposed front, rear and side setback lines) of all structures, the location thereof with reference to structures on adjoining portions of the property, and the number and location of all parking spaces and driveways on the lot;

                      (2) A landscaping plan for the particular lot;

                      (3) A signing and lighting plan; and

                      (4) A building elevation plan showing dimensions, materials and exterior color scheme and be in no less detail than required by the appropriate governmental authority for the issuance of a building permit. Changes in approved plans which materially affect building size, placement or external appearance must be similarly submitted to and approved by Grantor.

               B. BASIS FOR APPROVAL: Approval shall be based, among other things, on adequacy of site dimensions, adequacy of structural design, conformity and harmony of external design with neighboring structures, effect of location and use of proposed improvements on neighboring sites, proper facing of main elevation with respect to nearby streets, adequacy of screening of mechanical air conditioning or other roof top installations, and conformity of the plans and specifications to the purpose and general plan and intent of this Declaration. No plans will be approve which do not provide for the underground installation of power, electrical, telephone and other utility lines from the property line to buildings. No plans will be approved which provide for buildings covering more than fifty percent (50%) of the lot areas. Grantor shall not arbitrarily or unreasonably withhold its approval of such plans and specifications. Grantor shall have the right to disapprove any plans and specifications submitted hereunder, including but not limited to any of the following:

                      (1) Failure to comply with any of the Restrictions;

                      (2) Failure to include information in such plans and specifications as may have been reasonably requested by Grantor;

                      (3) Objection to the exterior design, appearance of materials of any proposed structure;

                      (4) Objection on the ground of incompatibility of any proposed structure or use with existing structures or uses upon other lots or other properties in the vicinity;

                      (5) Objection to the location of any proposed structure upon any lot with reference to other lots in the vicinity;

                      (6) Objection to the grading plan for any lot;

                      (7) Objection to the color scheme, finish, proportions, style or architecture, height, bulk or appropriateness of any structure;

                      (8) Objection to the number or size of parking spaces, or to the design of the parking area;

                      (9) Any other matter, which in the judgment of the Grantor, would render the proposed structure or structures or use inharmonious with the general plan for improvement of the property or with structures located upon other lots or other properties in the vicinity.

               C. Approval: Upon approval by the Grantor of any plans and specification submitted hereunder, a copy of such plans and specifications as approved, shall be deposited for permanent record with the Grantor, and a copy of such plans an specifications bearing such approval, in writing, shall be returned to the applicant submitting the same.

               D. Result of an Action: If Grantor fails either to approve or disapprove such plans and specifications within sixty (60) days after the same have been submitted to it, it shall be conclusively presumed that Grantor has disapproved said plans and specifications; provided, however, that if within said sixty (60) day period Grantor gives written notice of the fact that more time is required for the approval of such plans and specifications, there shall be no presumption that the same are disapproved until the expiration of a reasonable period of time as set forth in said notice.

               E. Proceeding with Work: Upon receipt of approval from Grantor pursuant to this Section the Owner or lessee to whom the same is given shall as soon as practicable, satisfy all conditions thereof and diligently proceed with the commencement and completion of all approved construction, refinishing, alternating and excavations. In all cases work shall be commenced within one (1) year from the date of such approval. If there is a failure to comply with this paragraph, then the approval given pursuant to this Section shall be deemed revoked unless Grantor upon request made prior to the expiration of said one (1) year period extends the time for commencing work.

                F. Completion of Work: In any event, reconstruction, refinishing or alteration of any such improvement shall be completed within two (2) years after the commencement thereof except for so long as such completion is rendered impossible or would result in great hardship due to strikes, fire, national emergencies, natural calamities or other supervening forces beyond the control the Owner, lessee, licensee or occupant or his agents. Failure to comply with this paragraph shall constitute a breach of the LOS GATOS BUSINESS PARK RESTRICTIONS and subject the defaulting party or parties to all enforcement procedures set forth in this Declaration and any other remedies provided by law or in equity.

               G. Liability: Grantor shall not be liable for any damage, loss or prejudice suffered or claimed on account of:

                      (1) The approval or disapproval of any plans, drawings and specifications whether or not defective;

                      (2) The construction or performance of any work, whether or not pursuant to approved plans, drawings and specifications; or

                      (3) The development of any property within the LOS GATOS BUSINESS PARK.

               H. Review Fee: An architectural review fee shall be paid to Grantor at such time as plans and specifications are submitted for approval based on the following schedule;

                      (1) When the plans submitted are prepared by an architect, the architectural review fee shall be Two Hundred Fifty Dollars ($250.00);

                      (2) In all other cases the architectural review fee shall be Five Hundred Dollars ($500.00).

               I. Construction Without Approval: If any improvement shall be altered, erected, placed or maintained upon any lot, or any new use commenced on any lot, otherwise than in accordance with the approval by the Grantor pursuant to the provisions of this Section, such alteration, erection, maintenance or use shall be deemed to have been undertaken in violation of this Section and without the approval required herein, and upon written notice from the Grantor, any such structure so altered, erected, placed or maintained upon any lot in violation hereto shall be removed or re-altered, and any such use shall be terminated so as to extinguish such violation. If within fifteen (15) days after the notice of such violation the Owner of the lot upon which such violation exists shall not have taken reasonable steps toward the removal or termination of the same, Grantor shall have the right, through its agents and employees, to enter upon such lot, subject to any security controls imposed by the Government of the United States (or any agency thereof) with respect to any operation being conducted thereon, and to take such steps as may be necessary to extinguish such violation. Grantor or any such agent shall not thereby be deemed to have trespassed upon such lot and shall be subject to no liability to the Owner or occupant of such lot for such entry and any action taken in connection with the removal of any violation. The cost of any abatement or removal hereunder shall be a binding personal obligation of such mortgagee upon the lot in question. The lien provided in this Section shall not be valid as against a bona-fide purchaser (or bona-fide mortgagee) of a lot in question unless a suit to enforce said lien shall have been filed in a court of record in Santa Clara County, California, prior to the recordation among the land records of Santa

Clara County, California, of the deed (or mortgage) conveying the lot in question to such purchaser (or subjecting the same to such mortgage).

        Section 2 - Limitations on Developments:

               A. Minimum Setback Lines: No improvements of any kind, and no part thereof, shall be placed closer than permitted by Grantor to an interior property line. No improvements of any kind, and no part thereof, shall be placed closer than twenty-five (25) feet from a property line fronting streets.

               B. Exceptions to Setback Requirements: The following structures and improvements are specifically excluded from the foregoing setback requirements:

                      (1) Roof overhang subject to the specific approval of Grantor in writing, provided it does not extend more than six (6) feet into the setback area;

                      (2) Steps and walks;

                      (3) Paving and associated curbing except that vehicle parking area shall not be permitted to extend within street setback area.

                      (4) Fences, except that no fence shall be placed within the street setback area unless specific approval is given by Grantor in writing;

                      (5) Landscaping;

                      (6) Planters, not to exceed three (3) feet in height, unless specific written approval is given by Grantor;

                      (6) Signs identifying the owner, lessee or occupant subject to the specific approval of Grantor in writing;


                      (7) Lighting facilities, subject to the specific approval of Grantor in writing.

               C. Landscaping: Every site on which a building shall have been placed shall be landscaped in accordance with plans and specifications submitted to and approved by Grantor pursuant to Section 1 above. Landscaping as approved by Grantor shall be installed within thirty (30) days of occupancy or completion of the building, whichever occurs first, unless Grantor approves in writing another completion date. After completion such landscaping shall be maintained in a sightly and well-kept condition. The area of each site between any street and any minimum setback line as defined by paragraphs A and B of this Section shall be landscaped with an effective combination of street trees, trees, ground cover and shrubbery. All other areas fronting on a street that are not utilized for parking or driveways shall be landscaped in a similar manner. All areas of each site not fronting on a street and not used for parking or storage shall be landscaped utilizing ground cover and/or shrub and tree materials. Undeveloped areas proposed for future expansion shall be maintained in a weed-free condition and shall be landscaped if required by Grantor. Unpaved areas between the street curb line and the property line adjoining any street shall be landscaped and maintained by owner. An underground automatic landscape irrigation system shall be provided by the owner over all landscaped areas. Areas used for parking shall be landscaped, bermed or fenced in such a manner as to screen said areas from view from adjacent streets. Such screening shall extend at least forty two (42) inches above the high point of the finished pavement in said parking area. Plant materials used for this purpose shall consist of lineal or grouped masses of shrubs and/or trees.

        If, in the opinion and sole discretion of the Grantor, the required landscaping is not maintained in a sightly and well-kept condition, the Grantor shall have the right, through its agents and employees, to enter onto any site and to take such steps as may be necessary to maintain the landscaping in a sightly and well-kept condition. Grantor, or any such agent or employee, shall not thereby be deemed to have trespassed upon such site and shall be subject to no liability to the owner or occupant of such site for such entry and any action taken in connection with such necessary maintenance. The cost of any such maintenance hereunder shall be a binding personal obligation of such Owner, as well as a lien (enforceable in the same manner as a mortgage) upon the site in question. The lien provided in this Section shall not be valid as against a bona-fide purchaser (or bona-fide mortgagee) of a site in question unless a suit to enforce said lien shall have been filed in a court of record in Santa Clara County, California, prior to the recordation among the land records of Santa Clara County, California, of a deed (or mortgage) conveying the site in question to such purchaser (or subjecting the same to such mortgage).

               D.     Signs:

                      (1) No sign shall be permitted on any site unless approved by Grantor in writing. No sign shall be approved other than those identifying the name, business and products of the person or firm occupying the premises and those offer the premises for sale or for lease;

                      (2) The location of signs shall be governed by the setback requirements set forth in Article III-Section 2 unless Grantor gives permission for a nonconforming location;

               E.      Parking Areas:

                      (1) Adequate off-street parking shall be provided to accommodate all parking needs for employee, visitor and company vehicles on the site. The intent of this provision is to eliminate the need for any on-street parking; provided that this provision does not prohibit on-street parking of public transportation vehicles.

                      (2) On-Site: Required off-street parking shall be provided on the site of the use served, or on a contiguous site, or within six hundred
(600) feet of the subject site. Where parking is provided on other than the site concerned, a recorded document shall be filed with the Grantor and signed by the owners of the alternate site stipulating to the permanent reservation of the use of the site for said parking.

                      (3) Paved Areas: Parking areas shall be paved so as to provide dust-free, all-weather surfaces. Each parking space provided shall be designated by lines painted on the paved surfaces and shall be adequate in area, and all parking areas shall provide, in addition to parking spaces, adequate driveways and space for the movement of vehicles.

                      (4) Parking Plan: The number of parking spaces required for each site, and the specific location of the same, shall be designated in plans for each site which have been submitted and approved in the manner set forth herein. In determining the number of parking spaces and the location thereof of each site, Grantor shall consider the exact nature of the use proposed for the site; the anticipated number and manner of employment of persons on the site; the nature and location of proposed structures on the site; and such other matters as Grantor shall deem relevant.

                      (5) Limitation: No parking spaces shall be located on, and no parking shall be permitted by the Grantor within designated street setback areas.

               F.     Storage and Loading Areas:

                      (1) Unless specifically approved by Grantor in writing, no materials, supplies or equipment, including company-owned or operated trucks and motor vehicles shall be stored in any area on a site except inside a closed building, or behind a visual barrier screening such areas so that they are not visible from the neighboring properties or public streets. Any storage areas screened by visual barriers shall be located on the rear portions of the site, unless approved by Grantor in writing. No storage areas shall extend into setback lines as established herein unless approved by Grantor in writing.

                      (2) All provisions for vehicle loading shall be provided on the site with on-street vehicle loading not permitted.

                      (3) No loading dock, trucking or railroad activity shall be permitted between the structure and any street, and no loading areas shall encroach into setback areas unless specifically approved by Grantor.

                      (4) Loading dock areas shall be set back and screened so as not to be visible from neighboring properties and streets, but in any event, the docks shall not be closer than forty-five (45) feet from a property line fronting any street unless specifically approved by Grantor in writing.

                                   ARTICLE IV
                        REGULATION OF OPERATIONS AND USES

        Section 1 - Permitted Uses: Unless otherwise specifically prohibited herein, any industrial operation and use will be permitted, provided Grantor specifically consents to such use in writing, if it is performed or carried out entirely within a building that is so designed and constructed that the enclosed operations and uses do not cause or produce a nuisance to adjacent sites such as, but not limited to vibration, sound, electromechanical disturbances and radiation, electromagnet disturbances, radiation, air or water pollution, dust, emission of odorous, toxic and non-toxic matter. Certain activities which cannot be carried on within a building may be permitted, provided Grantor specifically consents to such activity in writing and further provided such activity is screened so as not to be visible from neighboring properties and streets. All lighting is to be shielded from adjacent sites.

        Section 2 - Restrictions and Prohibited Uses:

               A. Prohibited Uses: The following operations and uses shall not be permitted on any property subject to these restrictions:

                      (1) Residential of any type;

                      (2) Trailer courts or recreation vehicle campgrounds;

                      (3) Hotels or motels;

                      (4) Junk yards or recycling facilities;

                      (5) Drilling for and/or the removal of oil, gas or other hydrocarbon substances (except that this provision shall not be deemed to prohibit the entry of subject property below a depth of five hundred (500) feet for such purposes);

                      (6) Commercial excavation of building or construction materials, except in the course of approved construction as provided by Article III-Section 1 above;

                      (7) Distillation of bones;

                      (8) Dumping, disposal, incineration or reduction of garbage, sewage, offal, dead animals or refuse;

                      (9) Fat rendering;

                      (10) Stockyard or slaughter of animals;

                      (11) Refining of petroleum or of its products;

                      (12) Smelting of iron, tin, zinc, or other ores;

                      (13) Cemeteries

                      (14) Jail or honor farms;

                      (15) Labor or migrant worker camps;

                      (16) Truck terminals;

                      (17) Petroleum storage yards.

               B. Nuisances: No nuisance shall be permitted to exist or operate upon any site so as to be offensive or detrimental to any property in the vicinity thereof or to its occupants. A "nuisance" shall include but not be limited to any of the following conditions:

                      (1) Dirt, Dust and Waste Discharge: No use of the property will be permitted which emits dust, sweepings, dirt or cinders into the atmosphere, or discharges liquid, solid wastes or other harmful matter into any stream, river or other body of water which, in the opinion of the Grantor may adversely affect the health, safety, comfort of, or intended property use by persons within the area. Nor shall waste or any substance or materials of any kind be discharged into any public sewer serving the property, or any part thereof, in violation of any regulations of any public body having jurisdiction.

                      (2) Fumes, Cases, Odors, Etc.: No fumes, odors, gases, vapors, acids, or other substances shall be permitted to escape or be discharged into the atmosphere which, in the opinion of Grantor, may be detrimental to the health, safety or welfare of persons, or may interfere with the comfort of persons within the area, or which may be harmful to property or vegetation.

                      (3) Glare or Heat: Any operation producing intense glare or heat shall be performed only within an enclosed or screened area and then only in such manner that the glare or beat emitted will not be discernible from any exterior lot line.

                      (4) Noise: At no point outside of any property plane shall the sound pressure level of any machine, device, or any combination of same, from any individual plant or operation exceed the decibel levels in the designated preferred octave bands shown below:

                                                             MAXIMUM SOUND
             OCTAVE BAND                                PRESSURE LEVELS (DB) AT
          CENTER FREQUENCY                               BOUNDARY PLANE OF LOT
                31.5                                               78

                  63                                               72
                 125                                               65
                 250                                               59
                 500                                               55
                1000                                               52
                2000                                               50
                4000                                               48
                8000                                               47

        A-scale levels for monitoring purposes are equivalent to 60 dB(A). The maximum permissible noise levels for the octave bands shown above are equal to an NC-50 Noise Criterion curve when plotted on the preferred frequency scale. Noise from motor vehicles and other transportation facilities are exempted. The operation of signaling devices and other equipment having impulsive or non-continuous sound characteristics shall have the following corrections applied:

               CORRECTIONS
               Pure tone content                   -5dB
               Impulsive character                 -5dB
               Duration for non-continuous
                   sounds in daytime only,
                    1 min/hr                       -5dB
                    10 sec/10 min                  -l0dB
                    2 sec/10 min                   -l5dB

        The reference level for the dB values listed above is the pressure of
0.0002 microbar or 0.0002 dyne/em.

                      (5) Smoke and Particulate Matter: Visible emissions of smoke will not be permitted (outside any building) which exceed Ringlemann No. 1 on the Ringlemann Chart of the United States Bureau of Mines, other than the exhausts emitted by motor vehicles or other transportation facilities. This requirement shall also be applicable to the disposal of trash and waste materials, Wind-borne dust, sprays and mists originating in plants will not be permitted.

                      (6) Vibration: Buildings and other structures shall be constructed and machinery and equipment installed and insulated on each site so that the ground vibration inherently and recurrently generated is not perceptible without instruments at any point along any of the exterior lot lines.

               C. Condition of Property: The owner of any site or lot shall at all times keep the premises, buildings, improvements and appurtenances in a safe, clean and wholesome condition and comply in all respects with all government, health, fire and police requirements and regulations, and the Owner will remove at his or its own expense any rubbish of any character whatsoever which may accumulate on such site or lot. In the event such Owner fails to comply with any or all of such specifications or requirements, the Grantor shall have the right, privilege and license to enter upon such premises and make any and all corrections or improvements that may be necessary to meet such standards and to charge such Owner the expenses incurred in doing so. Grantor or any of its agents shall not thereby be deemed to have trespassed upon such lot and shall be subject to no liability to the Owner or occupant of such lot for such entry and any action taken in connection with the removal of any violation. The cost of any abatement or removal hereunder shall be a binding personal obligation on such Owner as well as a lien (enforceable in the same manner as a mortgage) upon the lot in question. The lien provided in this Section shall not be valid as against a bona-fide purchaser (or a bona-fide mortgagee) of a lot in question unless a suit to enforce said lien shall have been filed in a court of record in Santa Clara County, California, prior to the recordation among the land records of Santa Clara County, of the deed (or mortgage) conveying the lot in question to such purchaser, or subjecting the same to such mortgage.

               D. Repair of Buildings: No building or structure upon any site shall be permitted to fall into disrepair, and each such building and structure shall at all times be kept in good condition and repair and adequately painted or otherwise finished.

               E. Right of Entry: During reasonable hours and subject to reasonable security requirements, Grantor, or its authorized representative, shall have the right to enter upon and inspect any building, site or parcel and the improvements thereon embraced for the purpose of ascertaining whether or not the provisions of LOS GATOS BUSINESS PARK RESTRICTIONS have been or are being complied with and neither Grantor nor its authorized representative, shall be deemed to have committed a trespass or other wrongful act by reason of such entry or inspection.

               F. Refuse Collection Areas: All outdoor refuse collection areas shall be visually screened so as not to be visible from streets, freeways and neighboring property. No refuse collection areas shall be permitted between a street and the front of a building.

               G. Improvements: The Grantor reserves the sole right to grant consents for the construction and operation of street railways, interurban, rapid transit or other public utility facilities, freight railways, electric light, telephone and telegraph pole lines aboveground or underground conduits, and gas pipes in and upon any and all streets now existing or hereafter established upon which any portion of the premises may now or hereafter front or abut. The Grantor reserves and is hereby granted the exclusive right to grant consents and to petition the proper authorities for any and all street improvements such as grading, seeding, tree planting, sidewalks, paving, sewer and water installation, whether it be on the surface or sub-surface which in the opinion of the Grantor are necessary in or to the property subject to these restrictions. The Grantor reserves the right to approve aboveground utility lines across any property subject to these restrictions, when such utility lines, in the opinion of the Grantor, are necessary to the property subject to these restrictions.

        Section 3 - Other Operations and Uses: Operations and uses which are neither specifically prohibited nor specifically authorized by these restrictions may be permitted in a specific case if operational plans and specifications are submitted to and approved in writing by Grantor. Approval or disapproval of such operational plans and specifications shall be based upon the effect of such operations or uses on other property subject to these restrictions or upon the occupants thereof, but shall be in the sole discretion of Grantor.
                                    ARTICLE V
                        DURATION, MODIFICATION AND REPEAL

        Section 1 - DURATION OF RESTRICTIONS: The LOS GATOS BUSINESS PARK RESTRICTIONS shall continue and remain in full force and effect at all times with respect to all property, and each part thereof now or hereafter made subject thereto (subject, however, to the right to amend and repeal as provided for herein) until January 1, 2009. However, unless within one (1) year prior to January 1, 2009, there shall be recorded an instrument directing the termination of the LOS GATOS BUSINESS PARK RESTRICTIONS signed by owners of not less than two-thirds (2/3) of the property then subject to these restrictions, based on the number of square feet subject to these restrictions (excluding dedicated streets), the LOS GATOS BUSINESS PARK RESTRICTIONS, as in effect immediately prior to the expiration date shall be continued automatically without any further notice for an additional period of ten (10) years and thereafter for such periods of ten (10) years unless within one (1) year prior to the expansion of a such period the LOS GATOS BUSINESS PARK RESTRICTIONS are terminated as set forth above in this Section.

        Section 2 - TERMINATION AND MODIFICATION: This Declaration or any provision thereof, or any covenant, condition or restriction contained herein, may be terminated, extended, modified or amended, as to the whole of said property or portion thereof, with the written consent of the owners of sixty six and two-thirds (66-2/3%) of the property subject to these restrictions, based on the number of square feet owned as compared to the total number of square feet subject to these restrictions (excluding dedicated streets), provided, however, that so long as Grantor owns at least twenty five percent (25%) of the property subject to these restrictions, or for a period of fifteen (15) years from the effective date hereof, whichever period is longer, no such termination, extension modification or amendment shall be effective without the written approval of Grantor thereto. Provided further, that the provisions of Article III and Article IV hereof shall inure to the benefit of and be enforceable solely by Grantor, shall be capable of being amended by Grantor without the consent of any other owner, person or entity, and shall not give any third party any right or cause of action on account of the terms of this Declaration. No such termination extension, modification or amendment shall be effective until a proper instrument in writing has been executed and acknowledged and recorded in the County where the land affected thereby is situated.

                                   ARTICLE VI
                                   ENFORCEMENT

        Section 1 - ABATEMENT AND SUIT: Violation or breach of any restriction herein contained shall give to Grantor the right to enter upon the property or as to which said violation or breach exists and to summarily abate and remove at the expense of the owner, lessee or occupant thereof, any structure, thing or condition that may be or exist thereon contrary to the intent and meaning of the provisions hereof, or to prosecute a proceeding at law or in equity against the person or persons who have violated or are attempting to violate any of these restrictions to enjoin or prevent them from doing so, to cause said violation to be remedied or to recover damages for said violation.

        Section 2 - DEEMED TO CONSTITUTE A NUISANCE: The result of every action or omission whereby any restriction herein contained is violated in whole or in part is hereby declared to be and to constitute a nuisance, and every remedy allowed by law or equity against an owner, either public or private, shall be applicable against every such result and may be exercised by Grantor.

        Section 3 - ATTORNEY FEES: In any legal or equitable proceeding for the enforcement of this Declaration or any provision hereof, whether it be an action for damages, declaratory relief or injunctive relief, the losing party or parties shall pay the attorney fees of the prevailing party or parties, in such reasonable amount as may be fixed by the court in such proceedings, or in a separate action brought for that purpose. The prevailing party shall be entitled to said attorney fees, even though said proceeding is settled prior to judgment. All remedies provided herein or at law or in equity shall be cumulative and not exclusive.

        Section 4 - FAILURE TO ENFORCE NOT A WAIVER OF RIGHTS: The Grantor shall have the right to waive or grant a variance from any requirement, restriction or standard contained in these Restrictions. The failure of Grantor to enforce any requirement, restriction or standard herein contained, shall in no event be deemed to be a waiver of the right to do so thereafter, nor of the right to enforce any other restriction.

                                   ARTICLE VII
                            MISCELLANEOUS PROVISIONS

        Section 1 - ASSIGNMENT OF RIGHTS AND DUTIES: Any and all of the rights, powers and reservations of Grantor herein contained may be assigned to any person, corporation or association which will assume the duties of Grantor pertaining to the particular rights, powers and reservations assigned, and upon any such person, corporation or association evidencing its consent in writing to accept such assignment and assume such duties, he or it shall, to the extent of such assignment, have the same rights and powers and be subject to the same obligations and duties as are given to and assumed by Grantor herein. The term "Grantor" as used herein includes all such assignees and their successors and assigns. If at any time Grantor ceases to exist and has not made such an assignment, a successor Grantor may be appointed in the same manner as these Restrictions may be terminated, extended, modified or amended under Article V -
Section 2. Any assignment or appointment made under this Section shall be in recordable form and shall be recorded in the County where the land is situated.

        Section 2 - CONSTRUCTION NOISE AND ACCEPTANCE: Every person or other entity who now Or hereafter owns, occupies or acquires any right, title or interest in or to any portion of the property made subject to these Restrictions is and shall be conclusively deemed to have consented and agreed to every covenant, condition and restriction contained herein, whether or not any reference. to this Declaration is contained in the instrument by which such person or entity acquired an interest in said property.

        Section 3 - WAIVER: Neither Grantor nor its successors or assigns shall be liable to any Owner, lessee, licensee, or occupant of land subject to this Declaration by reason of any mistake in judgment, negligence, nonfeasance, action or inaction or for the enforcement or failure to enforce any provision of this Declaration. Every Owner, lessee, licensee or occupant of any of said property by acquiring his interest therein agrees that he will not bring any action or suit against Grantor to recover any such damages or to seek equitable relief.

        Section 4 - MUTUALITY, RECIPROCITY - RUNS WITH LAND: All covenants, conditions, restrictions and agreements contained herein are made for the direct, mutual and reciprocal benefit of each and every part and parcel of the property now or hereafter made subject to this Declaration, shall create mutual, equitable servitudes upon each parcel in favor of every other parcel; shall create reciprocal rights and obligations between the respective Owners of all parcels and privity of contract and estate between all grantees of said parcels, their heirs, successors and assigns; and shall, as to the owner of each parcel, his heirs, successors and assigns, operate as covenants running with the land, for the benefit of all other parcels, except as provided herein.

        Section 5 - RIGHTS OF MORTGAGEES: No breach of the restrictions and other provisions. contained herein, or any enforcement thereof, shall defeat or render invalid the lien of any mortgage or deed of trust now or hereafter executed upon land subject to these Restrictions; provided, however, that if any portion of said property is sold under a foreclosure of any mortgage or under the provisions of any deed of trust, any purchaser of such sale and his successors and assigns shall hold any and all property so purchased subject to all of the restrictions and other provisions of this Declaration.

        Section 6 - PARAGRAPH HEADINGS: Paragraph headings, where used herein, are inserted for convenience only and are not intended to be a part of this Declaration or in any way to define, limit or describe the scope and intent of the particular paragraphs to which they refer.

        Section 7 - EFFECT OF INVALIDATION: If any provisions of this Declaration is held to be invalid by any court, the invalidity of such provision shall not effect the validity of the remaining provisions hereof.

        IN WITNESS WHEREOF, Grantor has executed this Declaration the day and year first above written

                                    LOS GATOS BUSINESS PARK
                                    A Limited Partnership

                                    s/ Howard J. White, III

                                    By:  Howard J. White, III
                                         General Manager

        Article VI, Section 4 entitled "Failure to Enforce Not a Waiver of Rights" has been amended to read:

        The Grantor is hereby authorized and empowered to grant reasonable variances from the provisions of this Declaration in order to overcome practical difficulties and in order to prevent unnecessary hardship in the application of the provisions contained herein, provided, however, that said variances shall not materially alter or be inconsistent with the general plan and intent of this Declaration. The failure of Grantor to enforce any requirement, restriction or standard herein contained, shall in no event be deemed to be a waiver of the right to do so thereafter, nor of the right to enforce any other restriction.


                                      -26-